Exhibit 99.1

Press Release

Contact:	Raymond J. Pacini
	Chief Executive Officer	May 13, 2008
949-250-7781

CALC Presentation at JMP Securities Research Conference Available on Webcast

IRVINE, California — California Coastal Communities, Inc. (NASDAQ:CALC) announced today that management’s presentation at the JMP Securities Research Conference in San Francisco on May 20, 2008 will be available via simultaneous webcast at 9:30 a.m. Pacific Daylight Time at the following web link: http://www.wsw.com/webcast/jmp6/calc/.  The webcast will also be available on the Company’s website at: http://investors.californiacoastalcommunities.com/ and a replay of the webcast will be available at the conclusion of the presentation.

The Company is a residential land development and homebuilding company operating in Southern California. The Company’s principal subsidiaries are Hearthside Homes, Inc. which is a homebuilding company and Signal Landmark which owns 110 acres on the Bolsa Chica mesa, where sales commenced in August 2007 at the 356-home Brightwater community.  Brightwater represents one of the last opportunities to develop a master planned community on the Southern California coast.  Hearthside Homes is building all of the homes at Brightwater and has delivered over 2,100 homes to families throughout Southern California since its formation in 1994.